Exhibit 10.42

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MASTER SPONSORED RESEARCH AGREEMENT

This Master Sponsored Research Agreement (“Agreement”), made as of February 1, 2022 (“Effective Date”), by and among MorphImmune, Inc (“COMPANY” or “Sponsor” or “Company”), a corporation having its principal place of business at 1281 Win Hentschel Blvd. Suite 1300, West Lafayette, IN 47906; Purdue Research Foundation (“PRF”) 1281 Win Hentschel Blvd., West Lafayette, Indiana 47906; and Purdue University (“Purdue” or “University”), 610 Purdue Mall, West Lafayette, Indiana 47907-2040, (each a “Party” and collectively, the “Parties”).

Recitals:

1.	COMPANY and PRF have entered into that Master License Agreement, dated as of 19 January, 2022 (the “License Agreement”), pursuant to which COMPANY has licensed certain Licensed Intellectual Property (as defined in the License Agreement) from PRF.

2.	COMPANY wishes to fund multiple research and development activities conducted by or on behalf of Dr. Phillip S. Low and/or his laboratory as described in a relevant RPFA (Appendix A), and Purdue wishes to facilitate COMPANY’s research support at Purdue. Purdue and COMPANY have decided to enter into this Master Sponsored Research Agreement to standardize and expedite the documentation of certain repeating terms and conditions.

3.	COMPANY’s funding of research at Purdue will further the instructional and research objectives of Purdue by contributing to the advancement of knowledge and Purdue’s land-grant mission.

NOW, THEREFORE, the Parties hereto agree:

Article 1 -          Definitions

As used in this Agreement, the following terms will have the following meanings:

1.1            “Affiliate”: means any entity which controls, is controlled by, or is under common control with another person or entity. For purposes of this definition only, “control” means (a) to possess, directly or indirectly (through one or more intermediaries), the power to direct the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such entity.

1.2            “Agreement Period” means [***] through [***].

1.3            “Annual Costs” means all costs as disclosed in an RPFA’s Appendix B of the RPFA.

1.4            “Confidential Information” means all non-public information disclosed by or on behalf of a Party to the other Party pursuant to this Agreement including without limitation, information regarding research, plans, specifications, processes, systems, methods, formulations, technical information, intellectual property, business and financial data.

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1.5            “COMPANY Personnel” means any fellows, technicians, scientists or employees or consultants of COMPANY who are collaborating with Purdue Personnel or working under the functional supervision of COMPANY on a Project.

1.6            “COMPANY Background Intellectual Property” means, with respect to a particular Project, the Intellectual Property Controlled by COMPANY or any of its Affiliates prior to and independent from any participation in the Project.

1.7            “Control” means as to Intellectual Property, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access, ownership, a license or a sublicense as required herein to such Intellectual Property, without (a) violating the terms of any agreement or other arrangement with any third party in existence as of the time such Party or its Affiliates would be required hereunder to grant the other Party such access, ownership, license or sublicense, and (b) violating any law or regulation.

1.8            “Deliverable” means educational material, report or material supplied by Purdue Personnel to COMPANY as evidence or analysis of research outcomes generated in the performance of the Project, including but not limited to any final report or information or material identified for delivery pursuant to Article 3 or an RPFA. Purdue Background Intellectual Property is excluded from the definition of a Deliverable.

1.9            “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency, instrumentality, court, tribunal or other similar body and any official of any of the foregoing.

1.10          “Intellectual Property” means all intellectual property rights worldwide, existing under statute or at common law or equity, in force or recognized now or in the future, including: (1) copyrights, trade secrets, trademarks, service marks, patents, inventions, designs, logos, trade dress, mask works, publicity rights, and privacy rights; and (2) any application or right to apply for these rights, and all renewals, extensions, and restorations. Intellectual Property includes all copyrightable works (other than academic publications copyrighted by Purdue Personnel), all research data and tangible research materials, and all inventions and discoveries.

1.11          “Joint Intellectual Property” means Intellectual Property conceived and reduced to practice or developed jointly by one or more Purdue Personnel and one or more COMPANY Personnel in the performance of the Project.

1.12          “Project” means a specific scope of work with a research, education or service objective for which a Research Project Funding Agreement has been executed. Project includes all research described in the RPFA as well as all Intellectual Property arising out of the performance of such Project.

1.13          “Project Costs” means [***].

1.14          “Project IP” means, collectively, Purdue Intellectual Property and the contribution of Purdue Personnel to Joint Intellectual Property, and the corresponding legal protections (whether by patent, copyright, or otherwise) in any or all of the foregoing.

1.15          “Purdue Background Intellectual Property” means Intellectual Property of or controlled by Purdue, Principal Investigator, Purdue Personnel, or any combination of the foregoing, that predates the commencement of the Project, or in which any of the foregoing obtains rights on or after such commencement but separate and apart from the Project. Purdue Background Intellectual Property must be identified in the RPFA prior to the commencement of the Project, or, if occurring after commencement of a Project, in an amendment to the RPFA.

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1.16          “Purdue Intellectual Property” means Intellectual Property that is conceived and reduced to practice or developed by one or more Purdue Personnel (but not jointly with any COMPANY Personnel) in the performance of the Project.

1.17          “Purdue Personnel” means the Principal Investigator, and Purdue fellows, students, technicians, scientists, and other Purdue employees working on the Project. Purdue will not allow anyone to work on the Project other than Purdue Personnel. The Purdue Personnel as of the Effective Date are listed on Exhibit C attached hereto, which Exhibit may be updated from time to time upon the mutual agreement of Company and the Principal Investigator.

1.18          “Research Project Funding Agreement” or “RPFA” means an agreement between Sponsor and Purdue in the form attached hereto as Appendix A with respect to a Project. Each Research Project Funding Agreement (“RPFA”) shall designate Track 1 described in Article 8, whose terms as set forth in Article 8 shall apply.

Article 2 -          Research Work and Identification of Projects

2.1            This Master Sponsored Research Agreement is incorporated by reference into each Research Project Funding Agreement, except and to the extent that a Research Project Funding Agreement states otherwise.

2.2            For the conduct of each Project, COMPANY and Purdue will execute an RPFA that will define the scope and details of the Project. Each RPFA will specify, at a minimum, the names of the principal investigators from both COMPANY and Purdue, a Project title, a statement of work that shall describe the work to be performed in connection with the Project, key Project milestones, the Project period of performance and any other terms and conditions as may be appropriate. Purdue will use reasonable efforts to complete the Project on the terms and conditions specified in the RPFA and this Agreement. Sponsor and Purdue may at any time amend a Research Project Funding Agreement by mutual written agreement.

2.3            Any material change to an RPFA, the Project scope, the project period or the Project Costs for any Project will require an amendment signed by authorized agents of each Party. Though, if the Parties desire to modify the principal investigator(s) or Purdue Personnel or COMPANY Personnel, or extend the term of the Project for [***], an email between the parties agreeing to the modification is sufficient and does not require a mutually executed amendment.

2.4            In the event of a permanent change in institutional affiliation of the Principal Investigator or that Principal Investigator becomes unavailable to continue work on Project for reasons outside of the control of Purdue or COMPANY, then Purdue and COMPANY shall mutually agree on one of the following options regarding the Project: (a) reassign the Project to a new Principal Investigator within the University, or (b) cancel the Project in accordance with the provisions in Article 7. Purdue will first discuss these options internally at the departmental and institutional level, and will make a recommendation to COMPANY, for COMPANY’s consideration and approval. If COMPANY and Purdue cannot agree within [***] ([***]) [***], then either Party may terminate the Project.

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Article 3 -          Deliverables and Confidentiality

3.1            The Deliverables, including the final report, will be submitted by Purdue, through the Principal Investigator(s) for the Project, in accordance with the schedule in the RPFA (or otherwise within [***] ([***]) [***] of the conclusion of the Project for any Deliverables not specified in such schedule). Principal Investigator will keep Company apprised of the Project activities conducted by Purdue Personnel. Title to any intangible property rights including intellectual property components reported or embodied in a Deliverable shall be determined according to applicable law and this Agreement, with inventorship determined by U.S. patent law, and shall be administered in accordance with this Agreement.

3.2            The following obligations shall apply to Confidential Information exchanged in the course of a Project or otherwise by the Parties.

3.2.1            Recipient agrees to use Confidential Information solely for the performance of the Project and to maintain its confidentiality. Unless and except as expressly authorized by the provider, the recipient shall not make any use of Confidential Information to assert patent claims, copyright claims, trade secret claims, or otherwise appropriate any value from the provider’s Confidential Information. A recipient’s use of Confidential Information shall be restricted to the purposes and procedures set forth in the RPFA and this Agreement.

3.2.2            In the event that disclosure of Confidential Information is compelled or required by law, the Parties shall consult prior to any disclosure and shall take reasonable and lawful actions to obtain confidential treatment for disclosed Confidential Information and to minimize the extent of the disclosure, or allow provider the opportunity to take such actions.

3.2.3            In the event of a dispute with respect to the obligations of this Agreement with respect to Confidential Information, the burden of proof shall be upon provider to establish that information is non-public and upon recipient to demonstrate its compliance with this Article 3.

3.2.4            The obligations for Confidential Information shall bind recipient until the earlier of: (a) the date on which the information is published in accordance with this Agreement; (b) the date on which recipient obtains written confirmation from provider that the information is no longer restricted from dissemination; or (c) the fifth anniversary of the receipt of the Confidential Information (other than for scientific Confidential Information that a party maintains as a trade secret, which obligations will continue).

3.3            The obligations and restrictions in this Article 3 will not apply to any information or materials to the extent that the receiving Party can demonstrate through written evidence that such information or materials: (i) were, at the date of disclosure, or have subsequently become, generally known or available to the public through no act or failure to act by the recipient; (ii) are rightfully acquired by the recipient from a third party who has the right to disclose such information or materials without breach of any confidentiality obligation to the provider; or (iii) are independently developed by the recipient without access to any Confidential Information of the provider.

3.4            Company may, with written approval, which approval shall not be unreasonably withheld, disclose Confidential Information of PRF and Purdue to the extent related to an invention disclosure for any Project IP after such invention disclosure is received by Company to actual directors, officers, employees, consultants and advisors, third-party partners, investors or lenders, who have a need to know about the existence of the Project IP disclosure. When seeking for approval to disclose Confidential Information, Company will identify all individuals and, if one exists, the entity(ies), to whom Confidential Information will be disclosed with the request. Company shall insure that confidentiality obligations substantially similar to those set forth in Sections 3.2-3.3 above are in place with the intended recipient prior to requesting approval to share Purdue’s disclosure.

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Article 4 -          Costs and Payments

4.1            The COMPANY agrees to pay the total Project Costs of each Project Costs in installments as described on Appendix 3 attached hereto upon execution of the RPFA.

4.2            In the event of termination of this Agreement for any reason before expiration of the Agreement Period, COMPANY will pay all Project Costs as set forth on Appendix B attached hereto, actually and timely incurred, and not cancelable by Purdue as of the date of termination, but shall not be responsible for any other Sponsored Research Costs.

4.3            Purdue shall [***].

4.4            Purdue will not be obligated to spend any funds on a Project other than those provided by COMPANY under the RPFA.

Article 5 -          Use of Name and Marks

5.1            The Parties shall not use the name, trade dress, or trademark of any of the other Parties, or of any of their respective employees, students, directors, trustees or agents, in any publicity, advertising, or news release without the prior written approval of an authorized representative of the other Party, other than to state internally that the Company has entered into this Agreement (and RPFA(s)) and the License Agreement. Company shall not advertise or otherwise state or imply that Purdue University, Purdue Research Foundation or any Purdue Personnel have tested or approved any product or process.

Article 6 -          Publications

6.1            Publication and presentation of research results are of fundamental importance to universities, faculty members and their research programs. Purdue must, therefore, permit publication of research results in recognized scientific journals and conference proceedings and presentation at conferences and other technical meetings. A copy of any proposed publication or presentation by Purdue Personnel that reports any aspect of the Project (hereinafter called “Manuscript”) will be submitted to Sponsor and PRF by the Principal Investigator at least [***] ([***]) [***] in advance of submission for publication or presentation. If Sponsor notifies Principal Investigator within [***] ([***]) [***] of receipt of the Manuscript that the Manuscript contains any unauthorized disclosure of Company Background Intellectual Property or Sponsor’s Confidential Information, Principal Investigator shall remove the reference to Company Background Intellectual Property or Sponsor’s Confidential Information from the Manuscript. If the Manuscript discloses any Project IP the Manuscript shall be modified or withheld from public disclosure until patentable Project IP is protected.

Article 7 -          Term and Termination

7.1            This Agreement is effective at the beginning of the Agreement Period and expires at the end of the Agreement Period, unless terminated or extended in accordance with this Agreement.

7.2            Any Party may terminate this Agreement without cause if written notice of termination is given to the other Party at least six (6) months prior to the proposed termination date.

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7.3            Termination of this Agreement by either Party for any reason will not affect the rights and obligations of the Parties accrued prior to the effective date of termination. Excepting the performance of the Project and delivery of the Deliverables, the rights and obligations of the Parties under this Agreement shall survive termination of this Agreement.

7.4            Each Party will return the confidential information and property of the other [***] of the effective date of termination or expiration of this Agreement, unless otherwise instructed and provided that each Party may keep one copy of same for legal purposes. [***] such effective date of termination or expiration, Purdue will deliver to COMPANY any Deliverables in progress and all data and materials related to them. In the event COMPANY wants the work transitioned to another institution or facility, Purdue will provide reasonable assistance in that transition and COMPANY will provide reasonable reimbursement of any expenses incurred by Purdue in assisting that transition.

Article 8 -          Intellectual Property

8.1            PRF owns and manages Project IP on behalf of Purdue. The interests of Purdue Personnel in Purdue Intellectual Property and Joint Intellectual Property shall be assigned to and managed by PRF. Purdue and PRF each hereby confirms for the Company that (i) each Purdue Personnel, before working on any Project, has a then-current obligation to assign all of his or her right, title and interest in and to any and all Project IP to PRF upon conception or development of same, and (ii) no one from Purdue will work on any Project unless such person qualifies as a “Purdue Personnel”.

8.2            By preselection in the RPFA on a Project by Project basis, the Project IP will be handled in accordance with [***] below:

8.2.1            [***] Standard Research (NON-EXCLUSIVE INTERNAL RESEARCH & DEVELOPMENT LICENSE & OPTION FOR EXCLUSIVE LICENSE BY AMENDMENT OR NEGOTIATION) - Upon the election and approval of Track 1 in the RPFA and conditional on COMPANY’s full and complete performance of its obligations under this Agreement and any applicable Projects, the following rights and obligations shall apply:

8.2.1.1         COMPANY shall be automatically vested with a non-exclusive, royalty- free license to use Project IP for internal research and development purposes.

8.2.1.2         PRF grants COMPANY a first option to exclusively license Project IP (subject to a retained license in favor of Purdue for research, scholarly use, teaching, education, and other similar uses incidental to the foregoing, including without limitation sponsored research and collaborations), and agrees to reasonably timely notify COMPANY of the Project IP in writing (“[***] Option”). [***] the exclusive license available to COMPANY from PRF pursuant to the [***] Option shall be as follows:

8.2.1.3         PRF and COMPANY shall negotiate in good faith the terms of an exclusive license which shall [***]. The negotiation shall be for a period commencing on the date PRF receives COMPANY’s written notice exercising the Exclusive Option and ending [***] ([***]) [***] thereafter (or such longer periods as the Parties may mutually agree) (the “Exclusive Negotiation Period”). During the Exclusive Negotiation Period, any expenses incurred as a result of COMPANY’s specific instruction to PRF related to the protection or maintenance of the subject Project IP shall be [***]. PRF is the sole party authorized to file and prosecute a patent or trademark applications or copyright registrations for any Purdue Intellectual Property or Joint Intellectual Property. Counsel for these applications will be jointly chosen by PRF and COMPANY and PRF will engage said counsel. PRF will provide COMPANY with reasonable opportunity to comment and provide input as to all prosecution and filing activities and will consider all comments and input in good faith to maximize the value of the Purdue Intellectual Property or Joint Intellectual Property.

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8.3            Purdue will take all steps necessary to cause Project IP and Jointly Owned Intellectual Property to be administered according to the terms and conditions of this Agreement.

8.4            For Purdue Background Intellectual Property introduced into a Project and identified in the RPFA, to the extent Purdue or PRF is not restricted by pre-existing contractual obligations, PRF will provide a limited, revocable, non-exclusive, royalty-free license to use Purdue Background Intellectual Property for use during the term of Project, [***]. For COMPANY Background Intellectual Property introduced into a Project and identified in the RPFA, COMPANY will provide a limited, revocable, non-exclusive, royalty-free license to use COMPANY Background Intellectual Property for use during the term of Project. Purdue agrees that it will not decompile, disassemble, or reverse engineer COMPANY Background Intellectual Property, unless specifically authorized by COMPANY in a particular RPFA.

Notwithstanding anything to the contrary set forth herein, all Company Background Intellectual Property shall remain the property of Company.

8.5            In case Joint Intellectual Property includes a United States patent application, and such patent application has been allowed, COMPANY hereby agrees and shall cause where applicable to list Purdue Research Foundation as the first Assignee in USPTO form PTOL-85 Part B when such form is processed for paying the associated issue fee.

Article 9 -          Independent Contractor and Future Research

9.1            In the performance of the Project hereunder:

9.1.1            The Parties are independent contractors.

9.1.2            No Party is authorized or empowered to act as an agent for the other for any purpose and will not, on behalf of the other, enter into any contract, warranty, or representation as to any matter. No Party will be bound by the acts or conduct of the other Party.

9.2            Subject to the confidentiality obligations of Purdue and Purdue Personnel under this Agreement, COMPANY agrees that neither the existence of this Agreement nor the participation of Purdue Personnel in the Project shall operate to restrict Purdue Personnel from participation in any research inquiry or publication that is outside of the Project and does not employ COMPANY Background Intellectual Property or Project IP.

Article 10 -        Notices

10.1          Notices and communications will be addressed to the Party to receive such notice or communications at the address given below, or such other address as may hereafter be designated by notice in writing:

If to COMPANY:	MorphImmune, Inc. 1281 Win Hentschel Blvd. Suite 1300 West Lafayette, IN 47906 [***]

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If to Purdue for contractual matters	Sponsored Program Services Contracting Purdue University 610 Purdue Mall West Lafayette, Indiana 47907-2114 Phone: [***] Email: [***]

If to Purdue for Project matters:	Phillip Low, Distinguished Professor of Chemistry-Biochemistry 323 DRUG [***] [***]

If to PRF for Project matters	Office of Technology Commercialization Attn: Vice President Purdue Research Foundation 1281 Win Hentschel Blvd. West Lafayette, Indiana 47906 Phone: [***] Email: [***]

Article 11 -        Indemnity, Disclaimer and Limitation of Liability

11.1          COMPANY agrees to indemnify, hold harmless and defend Purdue, PRF and their respective officers, directors, trustees, employees and agents against any and all claims, demands, actions, liability and expenses, related to or arising out of: (a) use by Purdue Personnel according to COMPANY’s instructions of any equipment or materials supplied by COMPANY in furtherance of the Project; and (b) COMPANY’s use of any research performed pursuant to this Agreement, including but not limited to the development, testing, manufacturing, sale, disposition or use of any product, device or object that employs any Project research or relies upon any Deliverables or Project IP.

11.2          PURDUE AND PRF MAKE NO WARRANTY OF ANY KIND TO COMPANY. PURDUE AND PRF DISCLAIM ANY AND ALL WARRANTIES BOTH EXPRESS AND IMPLIED WITH RESPECT TO: (A) ANY INTELLECTUAL PROPERTY’S OR DELIVERABLE’S MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, AND (B) ANY INTELLECTUAL PROPERTY’S DELIVERABLE’S NON-INFRINGEMENT OF ANY PATENT.

11.3          The cumulative liability of Purdue or PRF to COMPANY for any claim, demand, or action arising out of or relating to the Project, and the Deliverables shall not exceed the total amount paid to Purdue for the Project. Without limiting the foregoing, in no event shall Purdue or PRF or the Company be liable for any business expense; machine down time; loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against COMPANY or COMPANY’s customers even if Purdue or PRF has been advised of the possibility of such claims and demands. The foregoing limitation of liability will survive any termination of this Agreement and will apply without regard to any other provision of this Agreement that may have been breached or have been proven ineffective.

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Article 12 -        Export Control

12.1          The Parties and the rights and obligations specified in this Agreement are subject to United States laws and regulations controlling the export of goods, software, and technology, including technical data, laboratory prototypes, and other commodities, including “deemed exports,” and shall comply with all applicable laws and regulations, including the Arms Export Control Act, the International Traffic in Arms Regulations (“ITAR”), the Export Administration Regulations (“EAR”), and the laws and regulations implemented by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”). “Deemed export” means any release of technology to a foreign national within the United States. Technology is released for export when it is (i) made available to foreign nationals for visual inspection, (ii) exchanged orally, or (iii) made available by practice or application under the guidance of persons with knowledge of the technology. Diversion contrary to U.S. law is prohibited.

12.2          Notwithstanding anything to the contrary in this Agreement, if a license to export a Deliverable cannot be responsibly obtained from the concerned government agency, Purdue’s obligations under this Agreement with respect to the Deliverable shall be limited to conform to the lack of an export license. The Parties agree that compliance with any applicable export control laws and regulations, including the Arms Export Control Act, ITAR, EAR, and the laws and regulations implemented by OFAC which adversely affect a Research Project and/or any Deliverable or grant of intellectual property rights hereunder, shall not constitute a breach of this Agreement.

12.3          If either Party intends to transmit information to the other that the disclosing Party determines to be export controlled, the disclosing Party must identify and label the information as export controlled, specifying which authority (EAR or ITAR) governs the restriction and providing the Export Control Classification Number (ECCN) for all information restricted under the EAR. The receiving Party reserves the right to elect not to receive export controlled information. If the receiving Party chooses instead to accept export controlled information, then a plan for receipt, use, and dissemination of such export- controlled information must be developed and agreed to by a business officer of the receiving Party prior to such disclosure. The Principal Investigator or other scientific or technical contact of the receiving Party may not elect, and does not have the authority to elect, to receive export-controlled information without the approval of a business officer.

Article 13 -        Governing Law and Severance

13.1          This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the Parties hereunder, shall be construed under and governed by the laws of the State of Indiana (without regard to conflict of law rules) and the United States of America. The operation of this Agreement shall at all times be subordinate to federal regulatory requirements for the conduct of research at Purdue.

13.2          This Agreement and any subsequent modifications or amendments hereto shall be deemed to have been executed in the State of Indiana, U.S.A. Any justiciable dispute between Purdue and COMPANY shall be determined solely and exclusively under the substantive law of the State of Indiana by a court of competent jurisdiction in Indiana, except as pre-empted by or prohibited by 15 USC §1692i, as hereinafter amended from time to time, other federal statutes, or state laws and regulations, including consumer protection laws but excluding general preferred venue rules or laws.

13.3          In the event that any term or condition of this Agreement is determined to be inconsistent with any law applicable to said research or licensing, that term or condition will be modified or severed from this Agreement as necessary to ensure compliance with law and the continuation of this Agreement.

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Article 14 -        Assignment

14.1          The rights and obligations under this Agreement are personal to the Parties. Neither Party may assign or transfer this Agreement in whole or part, to any other Party without the prior written consent of the other, and any attempted transfer in violation of this section will be voidable at the option of the non- transferring Party; provided that, COMPANY retains the unilateral right to assign this Agreement to any Affiliate of COMPANY with prior notice to Purdue or to a successor to all or substantially all of COMPANY’s assets related to this Agreement, whether as part of a merger, acquisition, re-organization, other legal change in the ownership or control of COMPANY or otherwise, and Purdue reserves the unilateral right to assign this Agreement to Purdue International, Inc., which is Purdue’s Affiliate for performing certain types of international activity. For purposes of this Agreement, an assignment or transfer means and includes any merger, acquisition, re-organization or other legal change in the ownership or control of a Party.

Article 15 -        General

15.1          This instrument contains the entire agreement between the Parties with respect to the subject matter hereof, and any representation, promise or condition in connection therewith not incorporated herein will not be binding on either Party. Any extension in a Project’s duration or increase in funding may be accomplished by written confirmation via email or letter from an authorized representative of the COMPANY to an authorized representative of Purdue’s Sponsored Program Services office. This provision does not preclude accomplishment of the same by an amendment or other contractual mechanism agreed upon by the Parties. Any other change in the terms and conditions of this Agreement must be made in writing and signed by authorized representatives of the Parties.

15.2          This instrument contains all the terms and conditions of purchase between the Parties. Purdue shall send invoices for all amounts due under this Agreement as described in this Agreement and the applicable RPFAs. If COMPANY subsequently initiates work with a document entitled Purchase Order, the terms of this Agreement supersede the terms of the Purchase Order.

15.3          If either Party fails to fulfill its obligations under this Agreement (other than an obligation for the payment of money), and such failure is due to circumstances beyond its reasonable control, including, but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), pandemic, revolution or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the Parties to resume performance under this Agreement; provided, however, that if such time extends for a period of more than [***] ([***]) [***], then either Party may exercise its right to terminate this Agreement pursuant to the terms of Article 7.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.

COMPANY		PURDUE UNIVERSITY

By:	/s/ Ronald Martell	By:	/s/ Ken Sandel

Title:	President & CEO	Title:	Senior Director, Sponsored Program Services

Date:	2/2/2022	Date:	2/2/2022

PURDUE RESEARCH FOUNDATION

		By:	/s/ Brooke L. Beier

		Title:	Senior Vice President, Commercialization

		Date:	2/2/2022

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APPENDIX A

RESEARCH PROJECT FUNDING AGREEMENT

[***]

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Exhibit B

[***]